Exhibit 10.01

August 20, 2015

Stein Revelsby

Chief Executive Officer

Anoto AB

Re: Extension of Term of TLA

Dear Mr. Revelsby:

LeapFrog Enterprises, Inc. (“LeapFrog”), on the one hand, and Anoto AB and Anoto Group AB (“Anoto”) on the other hand, are parties to a Technology License Agreement dated January 25, 2004, as subsequently amended by written agreement (the “TLA”).

Pursuant to recent discussions, LeapFrog and Anoto agree that the Set Term of the TLA is hereby extended to December 31, 2023. For the avoidance of doubt, LeapFrog may continue to make use of the remaining balance of pre-paid royalties during this extension of the term.

Please indicate your agreement to the foregoing by returning a countersigned copy this letter to LeapFrog.

Sincerely,

/s/ John Barbour

John Barbour

Chief Executive Officer

LeapFrog Enterprises, Inc.

Accepted and agreed:		Accepted and agreed:
Anoto AB		Anoto Group AB

By:	/s/ Stein Revelsby	By:	/s/ Stein Revelsby

Name:	Stein Revelsby	Name:	Stein Revelsby

Title:	CEO	Title:	CEO

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